Exhibit 10.3

SECURITIES PURCHASE AGREEMENT

between

VICTORY OILFIELD TECH, INC.

and

FLAGSTAFF INTERNATIONAL, LLC dated as of

December 28, 2023

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SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated as of December 28, 2023, is entered into by and between Victory Oilfield Tech, Inc., a Nevada corporation (the “Company”) and Flagstaff International, LLC, a Delaware limited liability company (“Investor”).

Recitals

WHEREAS, the Company has authorized the issuance by the Company of up to 67,797 shares (the “Shares”) of Series E Convertible Preferred Stock, par value $0.001 per share (the “Series E Preferred Stock”), with the rights, preferences, powers, restrictions, and limitations set forth in the certificate of designation of the Company in the form attached hereto as Exhibit A (the “Certificate of Designation”); and

WHEREAS, the Company wishes to sell to Investor, and Investor wishes to purchase from the Company, 67,797 Shares, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

The following terms have the meanings specified or referred to in this Article ARTICLE I:

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena, or investigation of any nature, civil, criminal, administrative, regulatory, or otherwise, whether at law or in equity.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise .

“Agreement” has the meaning set forth in the preamble.

“Amendment” means Amendment 1 to the Agreement and Plan of Merger made and entered into as of December 1, 2023 by and among VICTORY OILFIELD TECH, INC., a Nevada corporation (“Victory”), Victory H2EG Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Victory (“Merger Sub”) and H2 ENERGY GROUP INC., a Delaware corporation.

“Authorization Limit” means the 300,000,000 authorized shares of Common Stock of the Company available for issuance under the Company’s articles of incorporation.

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“Balance Sheet” means the unaudited balance sheet of the Company for the nine months ended as of the Balance Sheet Date.

“Balance Sheet Date” means September 30, 2023.

“Business Day” means any day except Saturday, Sunday, or any other day on which commercial banks located in Tampa, Florida are authorized or required by Law to be closed for business.

“Certificate of Designation” has the meaning set forth in the recitals. “Closing” has the meaning set forth in Section Section 2.03.

“Closing Date” has the meaning set forth in Section Section 2.03. “Code” means the Internal Revenue Code of 1986, as amended. “Common Stock” has the meaning set forth in Section Section 3.02(a). “Company” has the meaning set forth in the preamble.

“Company Intellectual Property” has the meaning set forth in Error! Bookmark not defined.Error! Reference source not found.

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, loans, commitments, undertakings, indentures, joint ventures, and all other agreements, commitments, and legally binding arrangements, whether written or oral.

“Conversion Shares” means the shares of Common Stock into which the Shares are convertible pursuant to the Certificate of Designation.

“Disclosure Schedules” means the Disclosure Schedules delivered by the Company and Investor concurrently with the execution and delivery of this Agreement.

“Dollars or $” means the lawful currency of the United States.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

“Exchange Act” means the Securities Exchange Act of 1934, as amended. “Financial Statements” has the meaning set forth in Section 3.10(b). “GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any federal, state, local, or foreign government, or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations, or orders of such organization or authority have the force of Law), or any arbitrator, court, or tribunal of competent jurisdiction.

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“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination, or award entered by or with any Governmental Authority.

“H2 Merger” has the meaning set forth in Section 5.02(a)

“H2” has the meaning set forth in Section 5.02(a)

“Intellectual Property” has the meaning set forth in Error! Bookmark not defined.Error! Reference source not found.

“Intellectual Property Registrations” has the meaning set forth in Error! Bookmark not defined.Error! Reference source not found.

“Investor” has the meaning set forth in the preamble.

“Investor Basket Exclusions” has the meaning set for in Section Section 7.04.

“Investor Indemnitees” has the meaning set forth in Section Section 7.02. “Knowledge of the Company or the Company’s Knowledge” or any other similar knowledge qualification, means the actual or constructive knowledge of any director or officer of the Company, after due inquiry.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement, or rule of law of any Governmental Authority.

“Liabilities” has the meaning set forth in Error! Bookmark not defined.Error!Reference source not found

“Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, that “Losses” shall not include punitive damages, except in the case of fraud or to the extent actually awarded to a Governmental Authority or other third party.

“Material Adverse Effect” means any event, occurrence, fact, condition, or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to the business, results of operations, condition (financial or otherwise), or assets of the Company.

“Merger Agreement” has the meaning set forth in Section 5.02(a). “Nevada Act” means Chapter 78 of the Nevada Revised Statutes. “Outside Date” has the meaning set forth in Section 5.04(a)

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“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances, and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity.

“Preferred Stock” has the meaning set forth in the recitals.

“Pre-funded Warrants” means the Pre-funded Warrants for the purchase of Common Stock which are being issued to Visionary and the Series D Holder according to the Amendment, in a form mutually agreed upon by the Parties, provided that the Pre-funded Warrants will contain an exercise limitation that prohibits the exercise of such Pre-Funded warrants until the Company has increased its authorized capital stock.

“Pro-Tech” means Pro-Tech Hardbanding Services, Inc., a wholly-owned subsidiary of the Company.

“Purchase Price” has the meaning set forth in Section Section 2.01.

“Registration Rights Agreement” means the Registration Rights Agreement between the Company and the Investor, in the form attached hereto as Exhibit B.

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants, and other agents of such Person.

“Securities Act” means the Securities Act of 1933, as amended. “SEC” means the United States Securities and Exchange Commission. “SEC Reports” has the meaning set forth in Section 3.21

“Series E Preferred Stock” has the meaning set forth in the Error! Reference source not found.

“Series D Holder” means David McCall, the holder of all of the issued and outstanding Series D Preferred Stock.

“Series D Preferred Stock” has the meaning set forth in Section 3.02(c). “Shares” has the meaning set forth in the Error! Reference source not found..

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties.

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“Tax Return” means any return, declaration, report, claim for refund, information return or statement, or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Trading Market” means the OTC Pink Sheets; provided, however, that in the event the Company’s Common Stock is ever listed or traded on The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market, the New York Stock Exchange, the NYSE Arca, the NYSE American; the OTC Bulletin Board, or the OTCQX or the OTCQB operated by the OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing), then the “Trading Market” shall mean such other market or exchange on which the Company’s Common Stock is then listed or traded.

“Transaction Documents” means this Agreement, the Certificate of Designation and the Registration Rights Agreement.

“Visionary” means Visionary Private Equity Group I, LP.

“Visionary Convertible Note” means the convertible note(s) issued to Visionary by Victory, which are convertible into Victory Common Stock.

ARTICLE II

PURCHASE AND SALE

Section 2.01Purchase and Sale. Subject to the terms and conditions set forth herein, the Company shall sell to Investor, and Investor shall purchase from the Company, 67,797 shares of Series E Preferred Stock (the “Purchased Series E Preferred Stock”) for an aggregate purchase price of Four Million Dollars ($4,000,0000) (the “Purchase Price”). Investor shall pay the Purchase Price to the Company in sixteen (16) equal monthly installments of Two Hundred Fifty Thousand Dollars ($250,000) (each a “Purchase Price Installment”), commencing on February 1, 2024 and by the tenth day of the of each succeeding month (each a “Purchase Price Installment Payment Date”), by wire transfer of immediately available funds to an account of the Company designated in writing by the Company to Investor. The Company shall issue 4,238 shares of Series E Preferred Stock as each payment is received for the first fifteen (15) monthly installments and 4,227 shares of the Series E Preferred Stock upon receipt of the sixteenth (16th) and final payment. In the event the Investor fails to pay a Purchase Price Installment to the Company on or before the corresponding Purchase Price Installment Payment Date, the Investor shall have five (5) Business Days from the date the Company notifies the Investor of such failure to cure any such failure. If such failure remains uncured for more than fifteen (15) Business Days from the date the Company notifies the Investor of such failure, the Company shall not be obligated to accept any further Purchase Price Installments from the Investor. In the event the Company reaches an agreement to sell more than fifty percent (50th) Purchase Price Installment, the Company shall notify the Investor of any such Company Sale Transaction and the Investor shall have the option to accelerate the payment of any remaining Purchase Price Installments to the Company in exchange for the remaining unpurchased 67,797 Series E Preferred Stock which shall then be converted to Company Common Stock. In the event the Investor elects to accelerate remaining Purchase Price Installments in accordance with the preceding sentence, the conversion of the Purchased Series E Preferred Stock to Company Common Stock shall occur prior to the consummation of the Company Sale Transaction.

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Section 2.02Transactions Effected at the Closing.

(a)	At the Closing, Investor shall deliver to the Company:

(i) the Transaction Documents and all other agreements, documents, instruments, or certificates required to be delivered by Investor at or prior to the Closing pursuant to Section Section 5.03 of this Agreement.

(b)	At the Closing, the Company shall deliver to Investor:

(i)   stock certificates evidencing the Shares; and

(ii)   the Transaction Documents and all other agreements, documents, instruments, or certificates required to be delivered by the Company at or prior to the Closing pursuant to Section Section 5.02 of this Agreement.

Section 2.03Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Shares contemplated hereby shall take place at a closing (the “Closing”) to be held at 10:00 a.m., Eastern Time, remotely by electronic mail or at such other time or on such other date or at such other place or by such other method as the Company and Investor may mutually agree upon orally or in writing (the day on which the Closing takes place, the “Closing Date”).

Section 2.04Use of Proceeds. The Company shall use the proceeds from the issuance of the Series E Preferred Stock solely for the Company’s and H2’s working capital and general corporate purposes. The Company shall not use any of such proceeds to pay any dividends or distributions, make any payments to or on behalf of Pro-Tech or to pay or advance any funds to any of its officers, directors or Affiliates other than for payment of salaries and benefits of the Company’s and H2’s officers and directors in the ordinary course of business. Nothing contained in this Section 2.04 or any other provision of this Agreement shall restrict the use of funds received from any source other than the Investor.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, the Company represents and warrants to Investor that the statements contained in this Article ARTICLE III are true and correct as of the date hereof.

Section 3.01Organization, Qualification and Authority of the Company. The Company is a corporation duly organized, validly existing, and in good standing under the Laws of the state of Nevada and has full corporate power and authority to (a) enter into this Agreement and the other Transaction Documents to which the Company is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby and (b) own, operate, or lease the properties and assets now owned, operated, or leased by it and to carry on its business as it has been and is currently conducted. Pro-Tech is a

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corporation duly organized, validly existing, and in good standing under the Laws of the state of Oklahoma and has full corporate power and authority to own, operate, or lease the properties and assets now owned, operated, or leased by it and to carry on its business as it has been and is currently conducted. Section 3.01 of the Disclosure Schedules sets forth each jurisdiction in which the Company is licensed or qualified to do business, and the Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary. The execution and delivery by the Company of this Agreement and any other Transaction Document to which the Company is a party, the performance by the Company of its obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution, and delivery by Investor) this Agreement constitutes a legal, valid, and binding obligation of the Company enforceable against the Company in accordance with its terms. When each other Transaction Document to which the Company is or will be a party has been duly executed and delivered by the Company (assuming due authorization, execution, and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of the Company enforceable against it in accordance with its terms.

Section 3.02Capitalization.

(a) As set forth on Section 3.02(a) of the Disclosure Schedules, the authorized capital stock of the Company as of immediately following the Closing after giving effect to the transactions contemplated by this Agreement consists of(i) 300,000,000 shares of common stock, par value $0.001, (ii) 53,290,096 Pre-funded Warrants, (iii) 175,822,708 shares of the Company Common Stock that are required to be issued after an amendment to the Company’s articles of incorporation increasing the Authorization Limit and (iv) 67,797 shares of Series E Preferred which are convertible into 67,797,000 shares of common stock.

(b) Of the 300,000,000 shares of Common Stock outstanding immediately post-Closing (i) 28,591,593 shares are issued and outstanding to existing the Company shareholders, (ii) 20,542,373 will be issued in a private placement financing, in which the Company is expected to raise $1,212,000 from the investors before the Closing, (C) 7,866,034 shares will be issued to the VPEG Note holder in exchange for part of the VPEG Note and (D) 243,000,000 will issued to H2 Energy Group as part of the H2 Merger.

(c) Of the 53,290,096 Pre-funded Warrants (i) 3,350,000 Pre-funded Warrants with an exercise price of $0.000001 per common share have been granted to existing members of the Company’s board of directors, executive officers and employees of the Company as compensation for past services provided to the Company (“Management’s Warrants”), (ii) 2,825,515 Pre-Funded Warrants have been issued to holders of our existing expired warrants in exchange for a release from such holders of any claims they may have against the Company, (iii) 3,961,539 shares of common stock which had been exchanged from the cancellation of the Series D Preferred Stock of which there were 20,000 shares of Series D Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”), of which 8,333 shares are issued and outstanding, and (iv) 43,095,923 Pre-funded Warrants will be issued to VPEG Note holder in exchange for remainder of the VPEG Note not exchanged for Common Stock.

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(d) As of immediately following the Closing after giving effect to the transactions contemplated by this Agreement, (i) all of the issued and outstanding shares of capital stock of the Company will have been duly authorized, validly issued, fully paid, and non-assessable, (ii) all of the issued and outstanding shares of capital stock of the Company will have been issued in compliance with all applicable federal and state securities Laws, (iii) none of the issued and outstanding shares of capital stock of the Company will have been issued in violation of any agreement, arrangement, or commitment to which the Company or any of its Affiliates is a party or is subject to or in violation of any preemptive or similar rights of any Person, and (iv) all of the Shares will have the rights, preferences, powers, restrictions, and limitations set forth in the Certificate of Designation and under the Nevada Act. The shares of Common Stock issuable upon conversion of the Shares in accordance with the Certificate of Designation have been duly reserved for issuance and, upon such issuance, such shares of Common Stock will be (x) duly authorized, validly issued, fully paid, and non-assessable and (y) issued in compliance with applicable all federal and state securities Laws.

(e) Section 3.02(c) of the Disclosure Schedules sets forth, as of immediately following the Closing after giving effect to the transactions contemplated by this Agreement, all outstanding or authorized (i) stock options under the Company’s 2014 Long Term Incentive Plan and 2017 Equity Incentive Plan and (ii) any other warrants, convertible securities, or other rights, agreements, arrangements, or commitments of any character relating to the capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or any other interest in, the Company, in each case, including the number and kind of securities reserved for issuance on exercise or conversion of any such securities or other rights, the exercise or conversion price of any such securities or other rights, and any applicable vesting schedule for any such securities or other rights. Except as set forth on Section 3.02(c) of the Disclosure Schedules, the Company does not have outstanding, authorized, or in effect any stock appreciation, phantom stock, profit participation, or similar rights. Except as set forth on Section 3.02(c) of the Disclosure Schedules, there are no voting trusts, stockholder agreements, proxies or other agreements, understandings, or obligations in effect with respect to the voting, transfer or sale (including any rights of first refusal, rights of first offer, or drag- along rights), issuance (including any pre-emptive or anti-dilution rights), redemption or repurchase (including any put or call or buy-sell rights), or registration (including any related lock-up or market standoff agreements) of any shares of capital stock or other securities of the Company.

Section 3.03No Subsidiaries. The Company does not, directly or indirectly, own, control, or have any interest in any shares or other ownership interest in any other Person, other than Pro-Tech. The Company owns all of the outstanding capital stock of Pro-Tech.

Section 3.04 No Conflicts; Consents. The execution, delivery, and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a)

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conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws, or other organizational documents of the Company; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to the Company; (c) require the consent or waiver of, notice to, or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of, or create in any party the right to accelerate, terminate, modify, or cancel any Contract to which the Company is a party or by which the Company is bound or to which any of its properties and assets are subject (including any Material Contract) or any Permit affecting the properties, assets, or business of the Company; or (d) result in the creation or imposition of any Encumbrance on any properties or assets of the Company. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to the Company in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

Section 3.05 Absence of Certain Changes, Events, and Conditions. Since the Balance Sheet Date, and other than in the ordinary course of business consistent with past practice, there has not been, with respect to the Company, any:

(a) event, occurrence, or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b) amendment of the charter, by-laws, or other organizational documents of the Company;

(c) split, combination, or reclassification of any shares of its capital stock;

(d) issuance, sale, or other disposition of any of its capital stock, or grant of any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

(e) declaration or payment of any dividends or distributions on or in respect of any of its capital stock or redemption, purchase, or acquisition of its capital stock;

(f) material change in any method of accounting or accounting practice of the Company, except as required by GAAP or as disclosed in the notes to the Financial Statements;

(g) incurrence, assumption, or guarantee of any indebtedness for borrowed money except unsecured current obligations and Liabilities incurred in the ordinary course of business consistent with past practice;

(h) transfer, assignment, sale, or other disposition of any of the assets shown or reflected in the Balance Sheet or cancellation, discharge, or payment of any material debts, liens, or entitlements;

(i) transfer, assignment, or grant of any license or sublicense of any material rights under or with respect to any Intellectual Property;

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(j)any capital investment in, or any loan to, any other Person;

(k) acceleration, termination, material modification or amendment to, or cancellation of any material contract (including, but not limited to, any Material Contract) to which the Company is a party or by which it is bound;

 (l)any material capital expenditures;

(m) imposition of any Encumbrance upon any of the Company properties, capital stock, or assets, tangible or intangible;

(n) adoption, modification, or termination of any: (i) material employment, severance, retention, or other agreement with any current or former employee, officer, director, independent contractor, or consultant, (ii) benefit plan, or (iii) collective bargaining or other agreement with a union, in each case whether written or oral;

(o) any loan to (or forgiveness of any loan to), or entry into any other transaction with, any of its stockholders, directors, officers, and employees;

(p) entry into a new line of business or abandonment or discontinuance of existing lines of business;

(q) adoption of any plan of merger except for the H2 Merger, consolidation, reorganization, liquidation, or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(r) acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof; or

(s) any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.

Section 3.06H2 Merger Agreement. H2 Merger Agreement has not been amended since the amendment to the merger agreement and is valid and binding on the Company in accordance with its terms and is in full force and effect. None of the Company or, to the Company’s Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, the H2 Merger Agreement. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under the H2 Merger Agreement or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of the H2 Merger Agreement (including all modifications, amendments and supplements thereto, and waivers thereunder) have been made available to Investor.

Section 3.07Legal Proceedings; Governmental Orders.

(a) Other than as set forth in the Company’s SEC Reports, there are no Actions pending or, to the Company’s Knowledge, threatened against or by the Company affecting any of its properties or assets (or by or against the Company or any Affiliate thereof and relating to the Company). No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

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(b) There are no outstanding Governmental Orders and no unsatisfied judgments, penalties, or awards against or affecting the Company or any of its properties or assets. No event has occurred or circumstances exist that may constitute or result in (with or without notice or lapse of time) a violation of any such Governmental Order.

Section 3.08Compliance With Laws; Permits.

(a) The Company has complied, and is now complying, with all Laws applicable to it or its business, properties, or assets.

(b) All Permits required for the Company to conduct its business have been obtained by it and are valid and in full force and effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full. Section 3.08(b) of the Disclosure Schedules lists all current Permits issued to the Company, including the names of the Permits and their respective dates of issuance and expiration. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse, or limitation of any Permit set forth in Section 3.08(b) of the Disclosure Schedules.

Section 3.09Taxes. Except as set forth in Section 3.09 of the Disclosure Schedules:

(a) The Company has timely filed all Tax Returns that it was required to file. All such Tax Returns were complete and correct in all respects. All Taxes due and owing by the Company (whether or not shown on any Tax Return) have been timely paid.

(b) The Company has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder, or other party, and complied with all information reporting and backup withholding provisions of applicable Law.

(c) No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company.

(d) All deficiencies asserted, or assessments made, against the Company as a result of any examinations by any taxing authority have been fully paid.

(e) The Company is not a party to any Action by any taxing authority. There are no pending or threatened Actions by any taxing authority.

(f) The Company has delivered to Investor copies of all federal, state, local, and foreign income, franchise, and similar Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by, the Company for all Tax periods ending after December 31, 2020.

(g) The Company has not been a member of an affiliated, combined, consolidated, or unitary Tax group for Tax purposes. The Company has no Liability for Taxes of any Person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local, or foreign Law), as transferee or successor, by contract or otherwise.

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Section 3.10SEC Reports.

(a) SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof(or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension (or waiver from the SEC) of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002, and the rules and regulations of the SEC thereunder applicable to such SEC Reports, as applicable. None of SEC Reports as of such respective dates (or, if amended prior to the date of this Agreement, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, no subsidiary of the Company is subject to the reporting requirements of Section 13(a) or 15(d) under the Exchange Act.

(b) Financial Statements. Each of the audited consolidated financial statements and unaudited consolidated financial statements of the Company included in SEC Reports (including the related notes and schedules) (the “Financial Statements”), as of their respective effective dates (in the case of SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other SEC Reports), complied as to form in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto (except, in the case of unaudited statements, as permitted by Quarterly Report Form 10-Q of the SEC), were prepared in accordance with GAAP and applicable accounting requirements and published rules and regulations of the SEC consistently applied during the periods involved (except (i) with respect to financial statements included in SEC Reports filed as of the date of this Agreement, as may be indicated in the notes thereto, or (ii) as permitted by the rules and regulations of the SEC, including Regulation S-X), and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated statements of operations, changes in stockholders’ equity and cash flows of such companies as of the dates and for the periods shown therein.

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(c) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the most recent Form 0—Q filed with the, except as set forth in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) neither the Company nor any Subsidiary has incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting in any material respect, (iv)    the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any executive officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the SEC any request for confidential treatment of information.

Section 3.11Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of the Company.

Section 3.12Transactions With Affiliates. There are no Contracts or other transactions between or among the Company, on the one hand, and any officer, director, employee, present or former stockholder (including any spouse, parent, sibling, descendants (including adoptive relationships and stepchildren) of any such natural persons, or trust or other entity in which any such natural persons or such other individuals owns or otherwise holds any beneficial interest) or Affiliate of the Company, on the other hand.

Section 3.13H2 Representations. To the Company’s knowledge, the representations and warranties of H2 contained in the Merger Agreement are true and accurate.

Section 3.14Full Disclosure. No representation or warranty by the Company in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to Investor pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading. To the Knowledge of the Company, there is no event or circumstance that the Company has not disclosed to Investor which could reasonably be expected to have a Material Adverse Effect.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF INVESTOR

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, Investor represents and warrants to the Company that the statements contained in this Article ARTICLE IV are true and correct as of the date hereof.

Section 4.01Organization and Authority of Investor. Investor is a limited liability company duly organized, validly existing and in good standing under the Laws of the state of Delaware. Investor has full limited liability company power and authority to enter into this Agreement and the other Transaction Documents to which Investor is a party, to carry out its

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obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Investor of this Agreement and any other Transaction Document to which Investor is a party, the performance by Investor of its obligations hereunder and thereunder and the consummation by Investor of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability company action on the part of Investor. This Agreement has been duly executed and delivered by Investor, and (assuming due authorization, execution, and delivery by the Company) this Agreement constitutes a legal, valid, and binding obligation of Investor enforceable against Investor in accordance with its terms. When each other Transaction Document to which Investor is or will be a party has been duly executed and delivered by Investor (assuming due authorization, execution, and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Investor enforceable against it in accordance with its terms.

Section 4.02No Conflicts; Consents. The execution, delivery, and performance by Investor of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws, or other organizational documents of Investor; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Investor; or (c) require the consent, notice, or other action by any Person under any Contract to which Investor is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Investor in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

Section 4.03Investment Representations. Investor:

(a) is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof.

(b) acknowledges that the Shares are not registered under the Securities Act or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable;

(c) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares being issued to it pursuant to this Agreement, and any Common Stock into which it may be convertible, and to form an investment decision with respect thereto, and it and its advisers, if any, have also made such investigation, review, examination and inquiry concerning the Company and its business and affairs as they have deemed appropriate;

(d) is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act;

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(e) acknowledges that it has had the opportunity to review this Agreement and the Transaction Documents (including all exhibits and schedules thereto) and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about The Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment; and

(f) is not purchasing the Shares or any shares of the Common Stock into which the Shares are is convertible as a result of any advertisement, article, notice or other communication regarding such Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

Section 4.04Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Investor.

ARTICLE V
CONDITIONS TO CLOSING AND TERMINATION

Section 5.01Conditions to Obligations of All Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a)No Governmental Authority shall have enacted, issued, promulgated, enforced, or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining, or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

Section 5.02Conditions to Obligations of Investor. The obligations of Investor to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Investor’s waiver, at or prior to the Closing, of each of the following conditions:

(a) The Company shall have successfully consummated the merger (the “H2 Merger”) contemplated by that certain Agreement and Plan of Merger by and among the Company, Victory H2EG Merger Sub Inc., a Delaware corporation, and H2 Energy Group Inc., a Delaware corporation (“H2”), dated as of July 15, 2023 (the “Merger Agreement”).

(b) The representations and warranties of the Company contained in ARTICLE III shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not have a Material Adverse Effect.

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(c) All approvals, consents, filings, and waivers that are listed on Section 3.04 of the Disclosure Schedules shall have been received, and executed counterparts thereof shall have been delivered to Investor at or prior to the Closing, and no such consent, authorization, order, and approval shall have been revoked.

(d) This Agreement and each of the other Transaction Documents shall have been executed and delivered by the parties thereto and true and complete copies thereof shall have been delivered to Investor.

(e) Investor shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of the Company certifying:

(i) that each of the conditions set forth in Section 5.02(a) and Section 5.02 (b) have been satisfied

(ii) that attached thereto are true and complete copies of all resolutions and other consents adopted by the board of directors and stockholders of the Company authorizing and approving the execution, delivery, filing, and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions and consents are in full force and effect as of the Closing and are all the resolutions and consents adopted in connection with the transactions contemplated hereby and thereby;

(iii) that attached thereto are true and complete copies of the certificate of incorporation and by-laws of the Company and that such organizational documents are in full force and effect as of the Closing; and

(iv) the names and signatures of the officers of the Company authorized to sign this Agreement, the Transaction Documents, and the other documents to be delivered hereunder and thereunder.

(f) The Company shall have duly adopted the Certificate of Designation, which shall have been filed with the Secretary of State of Nevada and become effective under the Nevada Act on or prior to the Closing and which shall remain in full force and effect as of the Closing, and Investor shall have received a certificate of the Secretary of State of Nevada certifying that the Certificate of Designation has been filed and is effective.

(g) The Company shall have delivered to Investor a good standing certificate (or its equivalent) for the Company from the secretary of state or similar Governmental Authority of the jurisdiction under the Laws in which the Company is organized.

(h) The Company shall have delivered, or caused to be delivered, to Investor each of the following, each in form and substance satisfactory to Investor:

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(i) stock certificates evidencing the Shares;

(ii) such other documents or instruments as Investor reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

(i) The Company shall have fully complied with, or obtained appropriate consents or waivers with respect to, its obligations under each of the agreements or other documents identified on Section 3.02(c) of the Disclosure Schedules, including with respect to any outstanding rights of first refusal, rights of first offer, pre-emptive rights or anti-dilution rights, or redemption or repurchase rights.

(j) The Company shall have paid the fees and expenses of Investor pursuant to the terms of Section Section 8.02.

Section 5.03Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or the Company’s waiver, at or prior to the Closing, of each of the following conditions:

(a) This Agreement shall have been executed and delivered by the Investor and true and complete copies thereof shall have been delivered to the Company.

(b) The Company shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Investor certifying the names and signatures of the officers of Investor authorized to sign this Agreement, the Transaction Documents, and the other documents to be delivered hereunder and thereunder.

Section 5.04Termination.

(a) Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing:

(i)	By the mutual written consent of Investor and the Company;

(ii)	By either of Investor or the Company;

(A) if any governmental entity of competent jurisdiction shall have issued an order permanently restraining, enjoining or otherwise prohibiting the Merger and such order shall have become final and non- appealable; or

(B) if the H2 Merger shall not have been consummated by January 5, 2024 (the “Outside Date”).

(iii)	By Investor:

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(A) if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 5.02 and (ii) is incapable of being cured by the Company by the Outside Date (as the same may be extended).

(iv)	By the Company:

(A) if Investor shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 5.03 and (ii) is incapable of being cured by Investor by the Outside Date (as the same may be extended).

(b) Effect of Termination. In the event of the termination of this Agreement by either Investor or the Company as provided in this Section 5.04, written notice thereof shall forthwith be given by the terminating Party to the other Party specifying the provision hereof pursuant to which such termination is made. In the event of the termination of this Agreement pursuant to Section 5.04, this Agreement shall be terminated and this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of either Party, other than this Section 5.04(b) and Article VIII, which provisions shall survive such termination; provided, however, that nothing in this Section 5.04 shall relieve any party from liability for any fraud, willful breach of a representation or warranty or willful breach of any covenant or other agreement contained in this Agreement.

ARTICLE VI

COVENANTS

Section 6.01Affirmative Covenants. Unless the Company has received the prior written consent or waiver of the Investor, the Company shall be subject to each of the following covenants:

(a) The Company shall use its commercially reasonable efforts to promptly consummate the H2 Merger prior to the Outside Date.

(b) The Company hereby agrees to use commercially reasonable best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the Conversion Shares on such Trading Market and promptly secure the listing of all of the Conversion Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Conversion Shares, and will take such other action as reasonably necessary to cause all of the Conversion Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company

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will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. Once the Conversion Shares are eligible to be sold under Rule 144, the Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer. Subject to the terms of the Transaction Documents, the Company further covenants that it will take such further action as Investor may reasonably request, all to the extent required from time to time to enable the Purchasers to sell the Securities or shares of Common Stock without registration under the Securities Act within and subject to the limitations provided by Rule 144 promulgated under the Securities Act.

(c) For a period of not less than two (2) years after the Closing, (a) the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination, and (b) the Company shall retain an investor relations firm, selected by the Company, which systematically prepares and distributes information to potential investors about developments in the Company’s business as part of an active investor relations program.

(d) The Company shall at all times maintain (i) under the Laws of the state of Nevada its valid corporate existence and good standing, (ii) its due license and qualification to do business and good standing in each jurisdiction set forth on Section 3.01 of the Disclosure Schedules and, following the date of this Agreement, each other jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary and (iii) all material Permits necessary to the conduct of its businesses.

(e) The Company shall comply with all Laws applicable to it or its business, properties, or assets, the violation of which would reasonably be expected to have a Material Adverse Effect.

(f) The Company shall comply with all contractual obligations as such obligations become due to the extent to which the failure to so comply with such other contractual obligations would reasonably be expected to have a Material Adverse Effect, unless and to the extent such obligations are being contested in good faith by appropriate proceedings and adequate reserves (as determined in accordance with GAAP) have been established on its books and financial statements of the Company for such obligations.

(g) The Company shall pay and discharge all Taxes due and owing by the Company before the same becomes delinquent and before penalties accrue thereon, unless and to the extent such Taxes are being contested in good faith by appropriate procedures and adequate accruals or reserves (as determined in accordance with GAAP) have been established on the books and financial statements of the Company for such Taxes. The Company shall pay when due all transfer, documentary, sales, use, stamp,

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registration, value added, and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any real property transfer Tax, and any other similar Tax). Company shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Investor shall cooperate with respect thereto as necessary).

(h) The Company shall pay and discharge all material claims for labor, material, and supplies which, if unpaid and delinquent, would become under applicable Law a Lien upon property of the Company, unless and to the extent such claims are being contested in good faith by appropriate procedures and adequate accruals or reserves (as determined in accordance with GAAP) have been established on the books and financial statements of the Company for such claims.

(i) The Company shall maintain and keep its material properties and assets in good repair, working order, and condition, ordinary wear and tear excepted.

(j) The Company shall maintain with financially sound and reputable insurance companies (i) property and casualty and other insurance covering risks and hazards of such types and in such amounts as are required by Law or customary for adequately-insured companies of similar size engaged in similar industries and lines of business, and (ii) directors and officers liability insurance on terms and conditions reasonably satisfactory in all material respects to Investor.

(k) The Company shall keep adequate books, accounts, and records in accordance with past custom and practice as used in the preparation of the Financial Statements, which books, accounts, and records shall fairly present in all material respects the financial condition and results of operations of the Company.

(l) The Company shall (i) own, exclusively or jointly with other Persons, all right, title, and interest in and to, or have a valid license for, and shall maintain all material Intellectual Property necessary to the conduct of its business, free and clear of Encumbrances, (ii) enter into and maintain in full force and effect binding, written agreements with every current and former employee of the Company, and with every current and former independent contractor, whereby such employees and independent contractors (A) assign to the Company any ownership interest and right they may have in the Company Intellectual Property and (B) acknowledge the Company’s exclusive ownership of all Company Intellectual Property, and (iii) remain in full compliance with all legal requirements applicable to the Company Intellectual Property and the Company’s ownership and use thereof.

(m) The Company shall perform and observe all of its obligations and covenants set forth in each of the Transaction Documents.

(n) The Company shall permit, during normal business hours and upon reasonable request and reasonable notice, Investor or any of its representatives, for purposes reasonably related to Investor’s purchase of the Shares, to examine the publicly available, non-confidential records and books of account of, and visit and inspect the properties, assets, operations and business of the Company, and, furthermore, will allow

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the Investor to discuss the publicly available, non-confidential affairs, finances and accounts of the Company with any of its officers, consultants, directors, and key employees.

(o) Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 8.01, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide Investor or any of Investor’s agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto Investor shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company, the Company shall simultaneously file such material non-public information on with the SEC to a Current Report on Form 8-K. The Company understands and confirms that Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

(p) The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of investor. The Company shall take such action as the Company shall reasonably determine is necessary to obtain an exemption for, or to qualify the Securities for, sale to the Investor at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of Investor.

Section 6.02Board Observer Rights.At all times during which Investor owns at least 4,000 Shares of Series E Preferred Stock or 100,000 shares of Common Stock of the Company, Purchaser shall have the right to appoint one observer to the Board of Directors of the Company, and, during all such times, the Company shall allow such observer to attend (or at the option of such observer, monitor by telephone) all meetings of the Company’s Board of Directors and each committee of the Board of Directors (including any executive committee) and shall provide the observer with all reports, meeting materials, notices, written consents and other materials as and when provided to the members of the Company’s Board of Directors; provided, however, that such observer shall not be entitled to vote, or to influence any vote, of the Board of Directors. The Company shall reimburse Investor for the reasonable travel expenses incurred by its appointed observer in connection with attendance at meetings of the Company’s Board of Directors. Section 6.01 (o) shall not apply during and 6 months after any period where this right is exercised.

Section 6.03Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

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 ARTICLE VII

MUTUAL INDEMNIFICATION

Section 7.01Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is three years from the Closing Date; provided, that the representations and warranties in (a) Section Section 3.01, Section Section 3.02, Section Section 4.01, and Section Section 4.04 shall survive indefinitely. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

Section 7.02Indemnification By Company. Subject to the other terms and conditions of this Article ARTICLE VII, the Company shall indemnify and defend each of Investor and its Affiliates and their respective Representatives (collectively, the “Investor Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses, as limited herein, incurred or sustained by, or imposed upon, the Investor Indemnitees based upon, arising out of, with respect to, or by reason of:

Section 7.03

(a) any inaccuracy in or breach of any of the representations or warranties of the Company contained in this Agreement or in any certificate or instrument delivered by or on behalf of the Company pursuant to this Agreement; or

(b) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by the Company pursuant to this Agreement;

(c) Provided, however, that only the pre-H2 Merger Company shall be responsible for any indemnification in connection with Section 7.03(a) herein and any indemnification in connection with any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by the Company that occurs prior to the closing of the H2 Merger. After the closing of the H2 Merger, the Company shall not be responsible for any indemnification in connection with Section 7.03(a) herein and the Company shall only be responsible for any indemnification for (b) any breach or non- fulfillment of any covenant, agreement, or obligation to be performed by the Company after the closing of the H2 Merger.

Section 7.04Certain Limitations.

(a) The Company shall not be liable to the Investor Indemnitees for indemnification under Section 3(a), other than with respect to a claim for indemnification based upon, arising out of, with respect to, or by reason of any inaccuracy in or breach of any representation or warranty in Section Section 3.01, Section Section 3.02, (the “Investor Basket Exclusions”), until the aggregate amount of all Losses in respect of

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indemnification under Section Section 7.03(a) (other than those based upon, arising out of, with respect to, or by reason of the Investor Basket Exclusions) exceeds $10,000, in which event the Company shall be required to pay or be liable for all such Losses from the first dollar.

(b) For purposes of this Article ARTICLE VII, any inaccuracy in or breach of any representation or warranty shall be determined without regard to any materiality, Material Adverse Effect, or other similar qualification contained in or otherwise applicable to such representation or warranty.

Section 7.05Indemnification By Investor. Subject to the other terms and conditions of this Article ARTICLE VII, the Investor shall indemnify and defend each of the Company and its Affiliates and their respective Representatives (collectively, the “Company Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses, as limited herein, incurred or sustained by, or imposed upon, the Company Indemnitees based upon, arising out of, with respect to, or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of the Company contained in this Agreement or in any certificate or instrument delivered by or on behalf of the Company pursuant to this Agreement.

Section 7.06Payments. Once a Loss is agreed to by the Company, the Investor (as applicable) or finally adjudicated to be payable pursuant to this Article ARTICLE VII, the Company or the Investor (as applicable) shall satisfy its obligations within 15 Business Days of such agreement or final, non-appealable adjudication by wire transfer of immediately available funds. The parties hereto agree that should the Company or the Investor (as applicable) not make full payment of any such obligations within such 15 Business Day period, any amount payable shall accrue interest from and including the date of agreement of the Company, Investor or final, non-appealable adjudication to the date such payment has been made at a rate per annum equal to 5%. Such interest shall be calculated daily on the basis of a 365-day year and the actual number of days elapsed, without compounding.

Section 7.07Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

Section 7.08Effect of Investigation. Neither the representations, warranties, and covenants of the Company, nor the right to indemnification of any Investor Indemnitee making a claim under this Article ARTICLE VII with respect thereto, shall be affected or deemed waived by reason of any investigation made by or on behalf of an Investor Indemnitee (including by any of its Representatives) or by reason of the fact that an Investor Indemnitee or any of its Representatives knew or should have known that any such representation or warranty is, was, or might be inaccurate or by reason of an Investor Indemnitee’s waiver of any condition set forth in Section Section 5.02.

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Section 7.09. Exclusive Remedies. Subject to Section Section 8.12, the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud, criminal activity, or willful misconduct on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement, or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article ARTICLE VII. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims, and causes of action for any breach of any representation, warranty, covenant, agreement, or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates, and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Article ARTICLE VII. Nothing in this Section Section 7.09 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any party’s fraudulent, criminal, or intentional misconduct.

ARTICLE VIII
MISCELLANEOUS

Section 8.01Public Announcements. The Company shall file a Current Report on Form 8-K, including a press release announcing the transactions contemplated hereby as deemed required by the Company’s counsel, with the SEC within the time required by the Exchange Act. The Company and Investor shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor Investor shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Investor, or without the prior consent of Investor, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the SEC or any regulatory agency or Trading Market, without the prior written consent of such Investor, except (i) as required by federal securities law in connection with the filing of final Transaction Documents with the SEC and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Investors with prior notice of such disclosure permitted under this clause (ii).

Section 8.02Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors, and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 8.03Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during

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normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section Section 8.03):

If to the Company:	3355 Bee Caves Road, Suite 608
Austin, TX 78746
Facsimile: [FAX NUMBER]
E-mail: [E-MAIL ADDRESS]
Attention: Kevin DeLeon, CEO

with a copy to:	[COMPANY LAW FIRM]
Facsimile: [FAX NUMBER]
E-mail: [E-MAIL ADDRESS]
Attention: [ATTORNEY NAME]

If to the Investor:	Flagstaff International, LLC
6300 Sagewood Drive, #H268
Park City, UT 84098
Facsimile: 949-315-3096
E-mail: john.kang@inspirehealthalliance.com
Attention: John Kang, Manager

With a copy to:	Shumaker, Loop & Kendrick, LLP
101 East Kennedy Boulevard, Suite 2800
Tampa, FL 33602
Facsimile: 813-229-1660
E-mail: kihrig@shumaker.com
Attention: W. Kent Ihrig

Section 8.04Interpretation. For purposes of this Agreement, (a) the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation”; (b)   the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules, and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

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Section 8.05Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 8.06Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 8.07Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits, and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 8.08Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, that prior to the Closing Date, Investor may, without the prior written consent of the Company, assign all or any portion of its rights under this Agreement to one or more of its direct or indirect wholly- owned subsidiaries. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 8.09No Third-Party Beneficiaries. Except as provided in Article ARTICLE VII, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.10Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

Section 8.11Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

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(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction).

(b) ANY LEGAL SUIT, ACTION, OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF FLORIDA IN EACH CASE LOCATED IN THE CITY OF TAMPA AND COUNTY OF HILLSBOROUGH, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION, OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE, OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION, OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION, OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION Section 8.11(c).

Section 8.12Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 8.13Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the

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same agreement. A signed copy of this Agreement delivered by facsimile, e-mail, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Victory Oilfield Tech, Inc.

By:	/s/ Kevin DeLeon
Name: Title:	Kevin DeLeon CEO

Flagstaff International, LLC

By:	/s/ John Kang
Name: Title:	John Kang Managing Director

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